EXHIBIT 10.2

AGREEMENT TO TERMINATE
STOCKHOLDERS AGREEMENT

THIS AGREEMENT TO TERMINATE STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of September 17, 2024, by and among CompoSecure, Inc., a Delaware corporation (the “Company”), and the stockholders signatory hereto (the “Stockholders”). Each of the foregoing is referred to as a “Party” and together as the “Parties”.

Recitals:

A.           The Parties comprise all of the current parties to that certain Stockholders Agreement, dated as of December 27, 2021 by and among the Company and the individuals and entities signatory thereto (the “Stockholders Agreement”).

B.            Concurrently with the execution of this Agreement, the Stockholders have entered into separate stock purchase agreements (the “Stock Purchase Agreements”) pursuant to which the Stockholders have agreed to sell certain shares of Class A Common Stock, par value $0.0001 per share, of the Company to Tungsten 2024 LLC, subject to certain conditions to the closing of such stock sales (the “Closing”).

C.            Effective as of the Closing, the Parties desire to terminate the Stockholders Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            Termination of Stockholders Agreement. The Parties acknowledge and agree that the Stockholders Agreement is hereby terminated subject to, contingent on, and effective as of the Closing, and all rights and obligations of the Parties under the Stockholders Agreement are hereby terminated subject to, contingent on, and effective as of the Closing.

2.            Further Assurances. The Parties agree to execute any and all documents and writings which may be reasonably requested by any Party and/or necessary to effectuate this Agreement.

3.            Termination of this Agreement. If the Stock Purchase Agreements are terminated prior to the Closing, this Agreement shall automatically terminate concurrently therewith.

4.            Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

5.            Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.            Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

7.            Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
Name:	Jonathan C. Wilk
Title:	Chief Executive Officer

STOCKHOLDERS:

LLR EQUITY PARTNERS IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name:	Mitchell Hollin
Title:	Member

LLR EQUITY PARTNERS PARALLEL IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name:	Mitchell Hollin
Title:	Member

[Signature Page to Agreement to Terminate Stockholders Agreement]

EPHESIANS 3:16 HOLDINGS LLC

By:	/s/ Michele D. Logan
Name:	Michele D. Logan
Title:	Manager

/s/ Michele D. Logan
Michele D. Logan

[Signature Page to Agreement to Terminate Stockholders Agreement]